                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
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    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                             STANDARD MICROSYSTEMS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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     and 0-11.
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

                       STANDARD MICROSYSTEMS CORPORATION
                             ---------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 13, 1999
                            ------------------------

To the Stockholders of
  STANDARD MICROSYSTEMS CORPORATION:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Standard Microsystems Corporation ("SMSC" or the "Company") will be held on July 13, 1999, at 10:00 A.M., at the Islandia Marriott Long Island hotel, 3635 Express Drive North, Hauppauge, New York for the following purposes:

        (1) Election of directors.

        (2) Adoption and approval of the 1999 Stock Option Plan.

        (3) Ratification of the selection of Arthur Andersen LLP as independent public accountants for SMSC for the fiscal year ending February 29, 2000.

        (4) Transaction of such other business as may properly come before the meeting or any adjournment thereof.

    In accordance with the bylaws of SMSC, the Board of Directors has fixed the close of business on May 19, 1999 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors,

                                          /s/ David C. Fischer

                                          DAVID C. FISCHER
                                          SECRETARY

Dated: June 9, 1999

  AFTER READING THE FOLLOWING PROXY STATEMENT, PLEASE SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                       STANDARD MICROSYSTEMS CORPORATION
                                 80 ARKAY DRIVE
                           HAUPPAUGE, NEW YORK 11788
                            ------------------------
                                PROXY STATEMENT
                            ------------------------

                 ANNUAL MEETING OF STOCKHOLDERS, JULY 13, 1999

    This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Standard Microsystems Corporation, a Delaware corporation ("SMSC" or the "Company"), for use at the Annual Meeting of Stockholders of SMSC to be held on July 13, 1999 and at any adjournment thereof. June 9, 1999 is the approximate date on which this statement and the accompanying proxy are first being mailed to stockholders.

                             ELECTION OF DIRECTORS

    At the annual meeting, two directors are to be elected for terms expiring in 2002.

NOMINEES OF THE BOARD OF DIRECTORS

    It is the intention of the persons named in the proxy hereby solicited to vote for the election as directors the two nominees of the Board who are named below, unless otherwise specified in the proxy. Should any nominee become unable to accept nomination or election (which is not anticipated), it is the intention of the persons designated as proxies to vote for the election of any remaining nominee and for any substitute nominee as the Board may designate.

    Set forth below is certain information with respect to each nominee and each other person whose term as a director will continue after the Annual Meeting:

                                 OTHER POSITIONS WITH SMSC, PRINCIPAL OCCUPATION, CERTAIN OTHER        DIRECTOR
NAME                                        DIRECTORSHIPS AND AGE AS OF MAY 19, 1999                    SINCE
---------------------------  ----------------------------------------------------------------------  ------------
NOMINEES TO SERVE UNTIL THE 2002 ANNUAL MEETING:
Steven J. Bilodeau.........  President and Chief Executive Officer, SMSC; 40                              --
Peter F. Dicks.............  Corporate Director; Directorships include, among others, The East        1992; also
                               German Investment Trust Plc, Action Computer Suppliers Holdings Plc;   1976-1991
                               56

DIRECTORS CONTINUING TO SERVE UNTIL THE 2001 ANNUAL MEETING:
James R. Berrett...........  Retired corporate executive; until January 1996, Office of the              1996
                               Chairman and Chief Operating Executive of NEC Corporation,
                               manufacturer of computers, telecommunications products, and semiconductors; 59
Kathleen B. Earley.........  Vice President, AT&T Internet Services, AT&T Corp., telecommunications      1996
                               services; 47
Ivan T. Frisch.............  Executive Vice President and Provost, Polytechnic University; 61            1992

DIRECTORS CONTINUING TO SERVE UNTIL THE 2000 ANNUAL MEETING:
Robert M. Brill............  General Partner, Newlight Associates, L.P., General Partner, Poly           1994
                               Ventures II, L.P., venture capital investment in high technology;
                               Director, Level 8 Systems, Inc.; 52
Paul Richman...............  Chairman, SMSC; President, The Consortium for Technology Licensing,         1974
                               Ltd.; 56

    The principal occupation for the last five years of each nominee and director continuing in office is stated above, except that (1) Mr. Bilodeau was employed by Robotic Vision Systems Inc. ("RVSI") as President of the Semiconductor Equipment Group, which supplies inspection equipment to the semiconductor industry, between 1996 and 1998 and prior thereto was an Executive Vice President of RVSI; (2) Mr. Richman served as Chief Executive Officer of SMSC from 1995 through March 1999; and (3) Mr. Frisch became Executive Vice President of Polytechnic University in September 1994.

COMMITTEES AND MEETINGS OF THE BOARD

    The SMSC Board of Directors held seven meetings during the last fiscal year. The audit committee held two meetings, the compensation committee held six meetings, and the corporate governance committee held 15 meetings. The members of the audit committee are Robert M. Brill, Kathleen B. Earley, and Ivan T. Frisch; the members of the compensation committee are Evelyn Berezin, James R. Berrett, Peter F. Dicks, and Ivan T. Frisch; and the members of the corporate governance committee are James R. Berrett, Robert M. Brill, and Kathleen B. Earley.

    The audit committee reviews the internal controls of SMSC and the objectivity of its financial reporting. It meets with appropriate SMSC financial personnel and the independent public accountants in connection with these reviews. It recommends to the Board the appointment of the firm of independent public accountants, subject to ratification by the stockholders at the annual meeting, to serve as auditors for the following year. The compensation committee makes recommendations to the Board with respect to the compensation of officers of SMSC; members of the compensation committee also constitute the committees that administer SMSC's stock option plans (other than the Director Stock Option
Plan) and restricted stock bonus plan. Among other responsibilities, the corporate governance committee recommends criteria and qualifications for nominations for director, identifies possible candidates, and recommends to the Board for nomination those whom the committee deems best qualified. The corporate governance committee will consider recommendations for director made by stockholders. Such recommendations should be in writing, mailed to the Secretary of SMSC.

VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The management of SMSC has been informed that, as of May 19, 1999, the persons and groups identified in the table below, including all directors, nominees and executive officers, owned beneficially, within the meaning of Securities and Exchange Commission ("SEC") Rule 13d-3, the shares of SMSC Common Stock reflected in such table. As of May 19, 1999, each director, nominee or executive officer of SMSC disclaims beneficial ownership of securities of any subsidiary of SMSC. Except as otherwise noted, the named beneficial owner claims sole investment and voting power as to the securities reflected in the table.

                                                                                    NUMBER OF
BENEFICIAL OWNER                                                                    SHARES(1)
---------------------------------------------------------------------------------  -----------
Evelyn Berezin...................................................................      32,768(2)
James R. Berrett.................................................................      26,968(3)
Steven J. Bilodeau...............................................................      20,000
Robert M. Brill..................................................................      48,268(4)
Peter F. Dicks...................................................................      64,467(5)
Kathleen B. Earley...............................................................      19,468(6)
Ivan T. Frisch...................................................................      39,967(7)
George W. Houseweart.............................................................      79,402(8)
Eric M. Nowling..................................................................      40,319(9)
Paul Richman.....................................................................     228,872(10)
Arthur Sidorsky..................................................................      73,487(11)
All directors and executive officers as a group (11 persons).....................     673,986(12)
Dimensional Fund Advisors Inc.
  1299 Ocean Ave.
  11th Floor
  Santa Monica, CA 90401.........................................................     894,300(13)
Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr.
  777 Mariners Island Boulevard
  San Mateo, CA 94404
        and
Franklin Advisory Services, Inc.
  One Parker Plaza,
  Sixteenth Floor
  Fort Lee, NJ 07024.............................................................   1,375,000(14)
Intel Corporation
  2200 Mission College Blvd.
  Santa Clara, CA 95052-8119.....................................................   3,085,112(15)
Citigroup Inc.
  153 East 53rd Street
  New York, NY 10043
        and
Salomon Brothers Holding Company Inc., Salomon Smith Barney Inc., and Salomon
Smith Barney Holdings Inc.
  388 Greenwich St.
  New York, NY 10013.............................................................   1,710,558(16)

------------------------

 (1) Shares held by each beneficial owner constitute less than 1% of the class, except for Paul Richman (1.46%), all directors and executive officers as a group (4.21%), Dimensional Fund Advisors Inc. (5.73%), Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, Inc. (8.81%), Intel Corporation (17.99%), and Citigroup Inc., Salomon Brothers Holding Company Inc., Salomon Smith Barney Inc., and Salomon Smith Barney Holdings Inc. (10.96%).

 (2) Includes 500 shares owned jointly with spouse, 26,666 shares covered by currently exercisable options and 5,602 phantom share units pursuant to SMSC's Plan for Deferred Compensation in Common Stock for Outside Directors described on page 9 (the "Deferred Compensation Plan").

 (3) Includes 7,500 shares owned jointly with spouse, 16,667 shares covered by currently exercisable options and 2,801 phantom share units pursuant to the Deferred Compensation Plan.

 (4) Includes 41,666 shares covered by currently exercisable options and 5,602 phantom share units pursuant to the Deferred Compensation Plan.

 (5) Includes 41,666 shares covered by currently exercisable options and 2,801 phantom share units pursuant to the Deferred Compensation Plan.

 (6) Includes 16,667 shares covered by currently exercisable options and 2,801 phantom share units pursuant to the Deferred Compensation Plan.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

 (7) Includes 26,666 shares covered by currently exercisable options and 2,801 phantom share units pursuant to the Deferred Compensation Plan.

 (8) Includes 4,600 shares owned jointly with spouse, 1,000 shares owned by spouse, and 18,986 shares covered by currently exercisable options.

 (9) Includes 27,586 shares covered by currently exercisable options.

(10) Includes 106,972 shares covered by currently excercisable options.

(11) Includes 27,208 shares owned jointly with spouse and 36,576 shares covered by currently exercisable options.

(12) Includes 360,118 shares covered by currently exercisable options and 22,408 phantom share units pursuant to the Deferred Compensation Plan.

(13) Information is furnished in reliance on Amendment No. 1 to Schedule 13G dated February 12, 1999 of the named person, filed with the SEC.

(14) Information is furnished in reliance on Amendment No. 1 to Schedule 13G dated February 3, 1999 of the named persons, filed with the SEC.

(15) Includes 1,542,606 shares covered by a currently exercisable warrant. Information is furnished in reliance on Schedule 13D dated March 27, 1997 of the named person, filed with the SEC.

(16) Voting power and investment power are shared as to all shares. Information is furnished in reliance on Amendment No. 4 to Schedule 13G dated April 7, 1999 of the named persons, filed with the SEC.

EXECUTIVE COMPENSATION

    The following table sets forth all plan and non-plan compensation paid to the named executive officers for services rendered in all capacities to SMSC and its subsidiaries during the three years ended February 28, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                                        --------------------------
                                                                                        SHARES OF
                                          ANNUAL COMPENSATION(1)                          STOCK
                                     ---------------------------------   RESTRICTED    UNDERLYING
                                       FISCAL      SALARY      BONUS        STOCK        OPTIONS          ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR         ($)        ($)     AWARDS($)(2)   GRANTED(#)    COMPENSATION($)(3)
-----------------------------------  -----------  ---------  ---------  -------------  -----------  ---------------------

Paul Richman.......................        1999     416,000    520,000       -0-           55,000             5,834
  Chairman and Chief                       1998     400,000    500,000       -0-           -0-                4,938
  Executive Officer                        1997     390,768    500,000       -0-          168,405             4,904

Arthur Sidorsky....................        1999     316,300     -0-          -0-           45,000             5,622
  President and Chief Operating            1998     296,300     -0-          -0-           -0-                4,903
  Officer                                  1997     289,461     -0-          -0-           77,168             4,847

George W. Houseweart...............        1999     239,700     29,483       -0-           25,000             5,396
  Senior Vice President and General        1998     230,480     36,653       -0-           -0-                4,929
  Counsel                                  1997     225,161    109,844       -0-           39,150             4,597

Eric M. Nowling....................        1999     171,600     -0-          -0-           35,000             4,941
  Vice President, Finance and Chief        1998     165,000     -0-          22,620        10,000             5,275
  Financial Officer                        1997     130,907     -0-          -0-           41,084             4,725

------------------------

(1) Excludes perquisites and other personal benefits aggregating less than the lesser of $50,000 or 10% of the total salary and bonus reported for the named person.

(2) Restricted stock awards vest on each of the second, third, and fourth anniversaries of the grant date, to the extent of one-third of the shares awarded. Holders of restricted stock awards are entitled to dividends to the same extent as owners of unrestricted shares. The numbers of shares granted to each executive officer as restricted stock awards are as follows:

                                                                         1999       1998       1997
                                                                       ---------  ---------  ---------
Paul Richman.........................................................     -0-        -0-        -0-
Arthur Sidorsky......................................................     -0-        -0-        -0-
George W. Houseweart.................................................     -0-        -0-        -0-
Eric M. Nowling......................................................     -0-         2,000     -0-

   As of February 28, 1999, the market value of each executive officer's holdings of restricted stock was as follows: Paul Richman, $79,901; Arthur Sidorsky, $72,608; George W. Houseweart, $48,230; Eric M. Nowling, $38,000.

(3) Reflects SMSC contributions under the Incentive Savings and Retirement Plan.

    Pursuant to an employment agreement, Mr. Richman was entitled to receive specified percentages of certain SMSC licensing revenues or revenues from sales of products manufactured and/or sold by SMSC pursuant to any second-sourcing, technology transfer, or other agreement with an SMSC licensee, in total not exceeding $520,000 in fiscal 1999. Such additional compensation is included in the Summary Compensation Table.

    Mr. Richman and SMSC entered into an employment agreement as of March 1, 1995, pursuant to which Mr. Richman will be employed as Chairman of the Board until February 29, 2000, unless, prior to such time, the Board of Directors declines to elect him to such position or Mr. Richman declines to serve in such position, in which case Mr. Richman will continue to render services as a consultant. As Chairman of the Board, Mr. Richman is required to devote 80% of his business time to rendering services to SMSC, subject to the right of either party to reduce such percentage. Mr. Richman's salary for such service is at a rate equal to $416,000 annually, subject to annual increases based on changes in the Consumer Price Index and adjustment for changes in the percentage of his time required to be devoted to SMSC. The agreement also provides that Mr. Richman's right to receive specified percentages of certain SMSC licensing or sales revenues, described above, will continue (or that of his estate to receive lesser percentages for five years, if Mr. Richman dies while employed by or acting as consultant to SMSC). The agreement was amended in January 1998 to specify hourly rates and minimum and maximum hours per month applicable to Mr. Richman's services as a consultant, should his employment by SMSC be terminated.

    Mr. Sidorsky and SMSC entered into an employment agreement as of March 1, 1996 pursuant to which Mr. Sidorsky is employed until February 29, 2000. Mr. Sidorsky's salary is $316,300, subject to annual increase, in the discretion of the Board of Directors, after review and recommendation of the Compensation Committee. SMSC may terminate Mr. Sidorsky's employment before the contract expiration date on notice accompanied by payment equal to one and one-half year's salary. As of March 18, 1999, Mr. Sidorsky no longer serves as President of SMSC but continues to serve as its Chief Operating Officer. Mr. Sidorsky intends to retire from the Company as of October 31, 1999, but will continue to provide consulting services to the Company, subject to the terms and conditions of a consulting agreement under discussion between Mr. Sidorksy and SMSC.

    Pursuant to an employment agreement the other substantive terms of which have expired, Mr. Houseweart is entitled to receive specified percentages of certain SMSC licensing revenues or revenues from sales of products manufactured and/or sold by SMSC pursuant to any second-sourcing, technology transfer or other agreement with an SMSC licensee. Such additional compensation is included in the Summary Compensation Table.

    Mr. Steven J. Bilodeau and SMSC entered into an employment agreement as of March 18, 1999, pursuant to which Mr. Bilodeau will be employed as President and Chief Executive Officer of SMSC until March 18, 2002, and thereafter such term shall be automatically extended for one-year periods, unless either party shall elect not to extend such term by at least six months prior notice to the other. The agreement may be earlier terminated upon the death or disability of Mr. Bilodeau, by the Company either for or other than for cause, or by Mr. Bilodeau upon a change in control of the Company or if the Company's stockholders fail to elect Mr. Bilodeau as a director of the Company. Upon termination of Mr. Bilodeau's employment other than by SMSC for cause, he will be entitled to receive immediate vesting of all stock options, stock grants and deferred compensation, an amount equal to one year's base salary, any accrued and unused vacation and unreimbursed business expenses, pro rated bonus for the fiscal year in which the termination occurs, and paid coverage for life insurance and all group health insurance plans under COBRA for a period of 18 months or until Mr. Bilodeau sooner obtains full-time employment. Mr. Bilodeau is entitled to receive an annual base salary of $350,000, subject to increase by the Board of Directors, an incentive bonus with respect to fiscal year 2000 equal to $280,000, paid on signing of the employment agreement, and an additional earned bonus for fiscal year 2000 and each succeeding fiscal year determined in accordance with the Company's EVC Plan described in the following paragraph. Any bonus for fiscal year 2001 will be paid 75% in cash and 25% in SMSC Common Stock and thereafter 50% in cash and 50% in SMSC Common Stock. Mr. Bilodeau will have the right to have such SMSC Common Stock registered under the Securities Act. Mr. Bilodeau will also be entitled to such benefits as are provided generally to the Company's senior executive officers, a car allowance or company car and expenses, individual supplemental life insurance coverage of $312,500, individual disability income coverage, reimbursement of travel and living expenses in the Hauppauge, NY area through December 31, 1999, packing and moving expenses to the Hauppauge, NY area, options to purchase 280,000 shares of SMSC Common Stock with a four-year vesting and ten-year expiration period, and vesting under the below described Executive Retirement Plan of 50% after five years and pro-ratably over the next five years of the remaining 50%. Mr. Bilodeau received 20,000 shares of SMSC Common Stock upon execution of the employment agreement which the Company has agreed to use its best efforts to register under the Securities Act by June 30, 1999. Upon the request of Mr. Bilodeau, the Company shall lend him up to $60,000 on an unsecured basis and an additional $100,000 secured by either such 20,000 shares of SMSC Common Stock or a second mortgage on his home in the New York area, repayable in five years with interest payable quarterly. SMSC will reimburse Mr. Bilodeau for any taxes he incurs respecting SMSC's payment of his travel, packing, and moving expenses, as well as the automobile and related benefits. In addition, the employment agreement contains customary provisions regarding assignment of inventions, trade secrets, works of authorship, nondisclosure and noncompetition by Mr. Bilodeau.

    SMSC has adopted an Economic Value Contributed (EVC) Plan covering certain of its employees, including certain of the executive officers named in the preceding table, which provides for payment by the Company of incentive compensation based on financial performance improvements of the Integrated Circuits Business Unit or Foundry Business Unit of SMSC, as applicable, over the preceding fiscal year, determined by the Compensation Committee of the Board of Directors. Generally, incentives earned pursuant to the EVC Plan will be paid 50% in cash and 50% in restricted stock under the Company's Restricted Stock Award Plan. No amounts were paid for fiscal 1999 under this Plan.

    Under SMSC's Executive Retirement Plan, officers, including executive officers, whose employment terminates, generally, after 10 years of service or by reason of total and permanent disability (or the beneficiary of a deceased participant), are entitled to receive, for 10 years, in equal monthly installments, beginning at age 65 or such officer's later retirement date, an annual benefit equal to 35% of the participant's Base Annual Salary, as defined. As of March 1, 1999, the annual benefit that would be payable to each of the executive officers named in the table on reaching age 65 is as follows: Paul Richman, $140,790; Arthur Sidorsky, $106,038; George W. Houseweart $81,123; Eric
M. Nowling, $54,543.

    The following table sets forth information regarding individual grants of stock options to the named executive officers during the 1999 fiscal year. Options generally become exercisable in four equal annual installments commencing on the first anniversary of grant and may be exercised cumulatively at any time before expiration.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                          POTENTIAL REALIZABLE VALUE
                                           NUMBER OF     % OF TOTAL SHARES                                AT ASSUMED ANNUAL RATES OF
                                          SECURITIES        SUBJECT TO                                     STOCK PRICE APPRECIATION
                                          UNDERLYING      OPTIONS GRANTED      EXERCISE                        FOR OPTION TERM
                                        OPTIONS GRANTED   TO EMPLOYEES IN        PRICE       EXPIRATION   --------------------------
EXECUTIVE OFFICER                        (# OF SHARES)      FISCAL YEAR      ($ PER SHARE)      DATE         5%($)         10%($)
--------------------------------------  ---------------  -----------------  ---------------  -----------  ------------  ------------
Paul Richman..........................        20,000              2.78              9.50         3/2/08        119,490       302,811
                                              35,000              4.87              8.75        7/14/08        192,599       488,084
Arthur Sidorsky.......................        15,000              2.09              9.50         3/2/08         89,617       227,108
                                              30,000              4.17              8.75        7/14/08        165,085       418,357
George W. Houseweart..................        15,000              2.09              9.50         3/2/08         89,617       227,108
                                              10,000              1.39              8.75        7/14/08         55,028       139,452
Eric M. Nowling.......................        15,000              2.09              9.50         3/2/08         89,617       227,108
                                              20,000              2.78              8.75        7/14/08        110,057       278,905

    The following table sets forth aggregate information concerning stock option exercises during fiscal 1999 by each of the named executive officers, together with the year-end value of unexercised options.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                             NUMBER OF
                                                                       SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                                        UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                                                                       AT FISCAL YEAR-END(#)       AT FISCAL YEAR-END($)
                                       SHARES ACQUIRED     VALUE     --------------------------  --------------------------
NAME                                   ON EXERCISE(#)   REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-------------------------------------  ---------------  -----------  -----------  -------------  -----------  -------------
Paul Richman.........................        17,063         39,828      101,742        77,600           -0-           -0-
Arthur Sidorsky......................        10,406         18,211       28,152        57,460           -0-           -0-
George W. Houseweart.................           -0-            -0-       16,949        30,308           -0-           -0-
Eric M. Nowling......................           -0-            -0-       18,269        50,767           -0-           -0-

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of outside directors and is responsible for developing and making recommendations to the Board of Directors with respect to compensation of the Company's officers, directors and certain other employees, as well as any bonuses for officers.

    The Committee has developed and implemented compensation programs which seek to enhance the profitability of SMSC and improve stockholder value by closely aligning the financial interests of the Company's senior management team with those of its stockholders. A significant part of each executive's compensation depends on appreciation of the Company's Common Stock. Each executive's compensation is composed of two elements: (1) current compensation composed of base salary and cash bonuses and (2) long-term compensation tied directly to stockholder value, composed of restricted stock awards and stock options.

    Base pay is designed to be competitive with salary levels at similar industry companies for equivalent positions. From time to time, the Committee utilizes independent consultants and/or survey information to ensure that executive salaries are within a competitive range. Each executive is eligible to receive an annual incentive bonus.

    Long-term compensation is tied directly to stockholder return. Under the current program, executives have typically received stock options which vest over four years and restricted stock awards which vest over either three or four years. The purposes of this program are (1) to motivate the Company's executives to enhance the Company's market capitalization and hence, the stockholders' return, and (2) to create an incentive for the executive to remain with the Company.

    Base salary and additional compensation for certain of the named executive officers are fixed by employment agreement, as described following the Summary Compensation Table.

    Section 162(m) of the Internal Revenue Code limits to $1,000,000 the amount of "applicable employee remuneration" deductible by SMSC for "covered" employees for any taxable year. No policy has been adopted with respect to Section 162(m) of the Code for executive officers, since their "applicable employee remuneration" levels are not expected to exceed $1,000,000. It is the policy of the Committee, to the extent feasible, to keep compensation within the deductible limits.

    Evelyn Berezin     James R. Berrett    Peter F. Dicks    Ivan T. Frisch

    The following line graph compares cumulative total stockholder return for SMSC Common Stock, the Center for Research in Security Prices ("CRSP") Total Return Index for Nasdaq Stock Market (US Companies) and the CRSP Total Return Index for Nasdaq Computer Manufacturers Stocks, assuming an investment of $100 in each in February 1994 and the monthly reinvestment of dividends. The performance shown on the graph is not necessarily indicative of future performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               SMSC       NASDAQ MARKET       NASDAQ COMPUTER MANUFACTURERS
02/28/1994     $100.00             $100.00                            $100.00

02/28/1995     $138.60             $101.40                            $102.70

02/29/1996      $81.70             $141.30                            $177.70

02/28/1997      $44.40             $168.50                            $202.10

02/27/1998      $49.70             $230.30                            $322.60

02/26/1999      $43.10             $299.70                            $587.40

    Pursuant to SEC rules, the material under the caption Board Compensation Committee Report on Executive Compensation through and including the line graph and related explanatory material is not to be deemed either "soliciting material" or "filed" with the SEC. It is specifically excluded from any material incorporated by reference in SMSC filings under the Securities Act of 1933 or Securities Exchange Act of 1934, whether such filings occur before or after the date of this proxy statement and notwithstanding anything to the contrary set forth in any such filing.
                            ------------------------

DIRECTOR COMPENSATION

    Directors who are not officers of SMSC receive an annual basic retainer of $25,000, plus $1,200 per meeting attended; committee members receive an additional annual retainer of $3,500 per committee, plus $800 per committee meeting attended.

    SMSC's Plan for Deferred Compensation in Common Stock for Outside Directors, provides for deferred payment, at the election of the director, of 100%, 50%, or (for directors serving as such on March 4, 1997) 0% of such director's annual retainer, in shares of SMSC Common Stock. The deferred amount is payable in cash or stock, at the election of the director, when the director ceases to be a director for any reason or in cash only, upon the occurrence of a change in control of SMSC.

    Under SMSC's 1990 Director Stock Option Plan, options to purchase an aggregate of 200,000 shares of SMSC Common Stock were authorized for grant to directors who were not employees of SMSC or any subsidiary ("Eligible Directors"). Pursuant to the plan, on October 11, 1989, each of the Eligible Directors was granted an immediately exercisable option to purchase 10,000 shares and a vesting option to purchase 15,000 shares. Any director who became an Eligible Director upon initial election after October 11, 1989, automatically was granted a vesting option to purchase 15,000 shares. Vesting options become exercisable to the extent of 5,000 shares on each of the first three anniversaries of the date of grant. The per share exercise price of each option equals the fair market value of a share of the Common Stock on the date of grant. In general, options are not transferable and expire the earlier of five years after grant or three years after the holder ceases to be a director. The 1990 Plan has been terminated, except with respect to outstanding options.

    Under SMSC's 1994 Director Stock Option Plan, options to purchase an aggregate of 250,000 shares of SMSC Common Stock were authorized for grant to Eligible Directors. Pursuant to the plan, any director who becomes an Eligible Director upon initial election automatically is granted a vesting option to purchase 25,000 shares. Vesting options become exercisable to the extent of one-third of the number of shares granted on each of the first three anniversaries of the date of grant. Each Eligible Director automatically is granted an immediately exercisable option to purchase 8,333 shares following each annual meeting of stockholders, provided that such Eligible Director shall have been an Eligible Director for the three prior annual meetings. The per share exercise price of each option equals the fair market value of a share of the Common Stock on the date of grant. In general, options are not transferable. The 1994 Plan was amended so that options granted subsequent to July 14, 1998 will expire upon the earlier of (i) ten, rather than five, years after grant, or
(ii) three years after the holder ceases to be a director.

    SMSC's Retirement Plan for Directors provides for the payment to each retired director, for a maximum of 10 years after retirement, of an amount equal to the director's retainer in effect at his or her retirement, for service on the Board and on each Board committee of which he or she was then a member. Payments for a shorter period are made to the spouse of a director who dies while in service or within 10 years after his or her retirement. Mr. Richman has waived all rights under this Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In connection with the sale to Intel Corporation ("Intel") of 1,542,506 shares of SMSC Common Stock in March 1997 at $9.50 per share, SMSC granted Intel a three-year warrant covering 1,542,606 shares at $10.45 per share until March 18, 1998, $11.40 per share between March 18, 1998 and March 18, 1999, and $12.35 per share between March 18, 1999 and March 18, 2000. SMSC and Intel also entered into an Investors Rights Agreement, pursuant to which Intel (a) has the right to
(i) designate an observer to attend meetings of SMSC's Board of Directors or a representative for election to SMSC's Board; (ii) require SMSC to register Intel's SMSC Common Stock for sale pursuant to the Securities Act of 1993; and
(iii) buy additional shares of SMSC Common Stock from SMSC pursuant to a right of first refusal or to maintain its percentage ownership of SMSC Common Stock; and (b) is prohibited from acquiring more than 25% of SMSC's outstanding Common Stock (subject to certain exceptions). The agreement gives SMSC a right of first refusal respecting sales by Intel of its SMSC Common Stock. In addition, Intel agreed to design SMSC's I/O components into at least seven of Intel's motherboard designs through December 31, 1997, to permit SMSC to compete for additional design-ins through December 31, 1998, and to make SMSC a preferred supplier of Low Pin Count Specification ("LPC") compliant components. SMSC has agreed to sell the designed-in I/O components to Intel at prices no higher than SMSC charges any unaffiliated party for comparable production volumes of the same or substantially the same products. During fiscal 1999, sales to Intel totaled $17.38 million. Such sales were made pursuant to the above-described agreement in the Company's ordinary course of business.

    Robert M. Brill, a director of SMSC, is Managing Member of Newlight Partners, LLC and Managing Director of Newlight Partners, Ltd., which companies are general partners of Newlight Associates, L.P. ("NA") and Newlight Associates, (BVI), L.P. ("BVI"), respectively. In March 1999, NA and BVI acquired approximately 15% of the outstanding common stock of Inertia Optical Technology Applications, Inc. ("IOTA"), and Mr. Brill was elected as a director of IOTA. As of June 1, 1999 SMSC sold the assets of its Wafer Fabrication Business Unit to IOTA in exchange for 38% of IOTA's common stock. NA and BVI plan to invest an additional $1,000,000 in IOTA.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on a review of copies of reports and written representations furnished to SMSC by its executive officers and directors, SMSC believes that all reports required to be filed by its executive officers and directors in the 1999 fiscal year were filed timely, except for reports on Form 5, covering employee stock option grants exempt from Section 16(b) of the Securities Exchange Act, filed late by each of Messrs. Houseweart and Sidorsky, due to an oversight by company counsel, and a late report of a purchase of Common Stock by Mr. Berrett on Form 5.

                             1999 STOCK OPTION PLAN
                         FOR OFFICERS AND KEY EMPLOYEES

    The Board of Directors has adopted the 1999 Stock Option Plan (the "Plan"), subject to stockholder approval. The Board of Directors believes that the Plan is desirable to attract and retain executives and other key employees of outstanding ability.

    The Plan is set forth as Exhibit A to this proxy statement, and the following description is qualified in its entirety by this reference thereto.

    Under the Plan, options to purchase an aggregate of not more than 750,000 shares of Common Stock may be granted from time to time to salaried employees of SMSC or of any subsidiary of SMSC, including executive officers and directors who are so employed immediately prior to the grant of the option. The number of shares subject to options granted to a single employee during any fiscal year may not exceed 80,000. Approximately 500 persons, including four executive officers, are expected to be eligible to participate in the Plan.

    The Plan is to be administered by the 1999 Stock Option Plan Committee. Such Committee may in general exercise all of the powers of the Board in relation to the Plan. The Committee is generally empowered to interpret the Plan, to prescribe rules and regulations relating thereto, to determine the terms of the option agreements, to amend them with the consent of the optionee, to determine the employees to whom options are to be granted, and to determine the number of shares subject to each option granted.

    The per share exercise price of each option is established by the Committee and in each instance will not be less than the fair market value of a share of Common Stock on the date the option is granted (110% of fair market value on the date of grant of an ISO (as hereinafter defined), if the optionee owns stock possessing more than 10% of the total combined voting power of all classes of stock of SMSC or any of its subsidiaries). Upon exercise of an option, the optionee may pay the purchase price with securities of SMSC previously acquired by him or her unless the Committee shall otherwise determine.

    Options will be exercisable for a term determined by the Committee, which term will not be greater than 10 years from the date of grant. Unless otherwise provided in an option agreement, generally, an option will have a ten-year term and become fully exercisable four years after the date of grant. Prior thereto, each option will become exercisable as to one-quarter of the number of shares covered thereby cumulatively upon each anniversary of the date of the grant. Except in the event of certain terminations of employment or death or permanent and total disability, no option may be exercised unless the holder is then an employee of SMSC or a subsidiary. Options will not be transferable other than by will or the laws of descent and distribution and may be exercised during the optionee's lifetime only by the optionee or his or her guardian or legal representative.

    Options granted pursuant to the Plan may be designated as incentive stock options ("ISOs"), with the attendant tax benefits provided under Sections 421 and 422 of the Internal Revenue Code of 1986 (the "Code"). Accordingly, the Plan provides that the aggregate fair market value (determined at the time an ISO is granted) of the Common Stock subject to ISOs exercisable for the first time by an employee during any calendar year (under all plans of SMSC and any subsidiary) may not exceed $100,000.

    Shares subject to option may be either authorized but unissued shares or issued shares reacquired by SMSC. The number of shares subject to each option and the exercise price of options are subject to adjustment as the Board considers appropriate in the event of changes in the outstanding Common Stock by reason of stock dividends, recapitalizations, mergers, and similar events. In the event of certain basic changes in SMSC, including a change in control of SMSC, in the discretion of the Board, each option shall become fully exercisable, regardless of whether any installment is then exercisable.

    The Board of Directors may suspend, terminate, modify or amend the Plan, provided, however, that (except for adjustments by reason of stock dividends, recapitalizations, mergers, and similar events) any increase in the aggregate number of shares issuable upon the exercise of options, any reduction in the purchase price of the Common Stock covered by any option, any extension of the period during which options may be granted, any increase in the maximum term of options, and any material modification in the requirements as to eligibility for participation in the Plan shall be subject to the approval of stockholders. No suspension, termination, modification or amendment of the Plan may, without the consent of the optionee, adversely affect the optionee's rights under an option theretofore granted.

    No option may be granted under the Plan after April 27, 2009.

    On May 28, 1999, the closing sale price reported on the Nasdaq National Market for SMSC Common Stock was $7.625 per share.

TAX CONSEQUENCES

    SMSC has been advised as follows regarding the federal income tax consequences with respect to the grant and exercise of stock options and the payment in stock of the exercise price of options under the Plan.

    Optionees will not be taxed upon the grant of an option. At the time of exercise of an option other than an ISO, the optionee generally will realize ordinary income equal to the excess of the fair market value of the shares over the option price, SMSC will be entitled to a deduction in the same amount (provided applicable reporting requirements are met), and the shares so acquired will have a basis to the optionee equal to their fair market value. Upon the sale of a share so acquired, any gain or loss will result in a capital gain or loss measured by the difference between the optionee's basis and the amount realized on such sale, provided the share is a capital asset in the hands of the holder.

    At the time of exercise of an ISO, the optionee will realize no income, and SMSC will not be entitled to any deduction. However, the optionee generally will have an item of adjustment, for purposes of calculating alternative minimum taxable income, equal to the excess of the fair market value of the shares at such time over the option price. Upon the sale of a share acquired pursuant to the exercise of an ISO, any gain or loss will result in a capital gain or capital loss (measured by the difference between the amount realized on such sale and the exercise price), provided the share sold is a capital asset in the hands of the holder. However, if at the time of sale or other disposition of such share, the optionee has held the share for less than one year, or less than two years have elapsed since the grant of the ISO (a "Premature Disposition"), a portion (or all) of any gain will be taxed at ordinary income rates at the time of the disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise (or, if less, the amount realized upon disposition) over the option price, and SMSC will be entitled to a deduction in the same amount.

    If an optionee uses previously acquired shares of Common Stock to pay the exercise price of an option, the optionee would not ordinarily recognize any taxable income to the extent that the number of new shares of Common Stock received upon exercise of the option does not exceed the number of previously acquired shares so used. If non-recognition treatment applies to the payment for option shares with previously acquired shares, the tax basis of the option shares received without recognition of taxable income is the same as the basis of the shares surrendered as payment. If a greater number of shares of Common Stock is received upon exercise than the number of shares surrendered in payment of the option price, if an ISO is being exercised, such excess shares will have a zero basis in the hands of the optionee; if an option other than an ISO is being exercised, the optionee will be required to include in gross income (and SMSC will be entitled to deduct) an amount equal to the fair market value of the additional shares on the date the option is exercised less any cash paid for the shares, and the excess shares will have a basis equal to the fair market value of such shares on the exercise date.

    Moreover, if stock previously acquired by exercise of an ISO is transferred in connection with the exercise of an ISO, and if, at the time of such transfer, the stock so transferred has not been held for the holding period required in order to receive favorable treatment under the rules governing ISOs, then such transfer will be treated as a Premature Disposition. Accordingly, with respect to the shares so transferred, an optionee would recognize ordinary income under the rules governing a Premature Disposition discussed earlier in this section. Nonetheless, the shares acquired upon exercise can still qualify for ISO treatment, if all of the other ISO requirements are fulfilled.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE 1999 STOCK OPTION PLAN.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    Subject to ratification by the stockholders, the Board of Directors has selected Arthur Andersen LLP ("Arthur Andersen") as independent public accountants for SMSC for the fiscal year ending February 29, 2000. Arthur Andersen was the independent public accountant for SMSC for its fiscal year ended February 28, 1999. A representative of Arthur Andersen is expected to be present at the Annual Meeting, with the opportunity to make a statement, if he or she desires to do so, and is expected to be available to respond to appropriate questions.

    If the selection of Arthur Andersen is not ratified, or if prior to the next annual meeting of stockholders such firm shall decline to act or otherwise become incapable of acting, or if its engagement shall be otherwise discontinued by the Board of Directors, the Board of Directors will appoint other independent auditors whose selection for any period subsequent to the next Annual Meeting will be subject to stockholder ratification at such meeting.

                               VOTING PROCEDURES

    Every stockholder of SMSC is entitled to cast, in person or by proxy, one vote for each share of SMSC Common Stock held at the close of business on May 19, 1999, the record date for the Annual Meeting. At that date, SMSC had outstanding 15,608,557 shares. The proxy hereby solicited is revocable at any time prior to its exercise and may be revoked in any manner permitted by law.

    The election of directors is decided by a plurality of the votes cast. A majority of the votes cast is required to approve each other matter to be acted on at the meeting. Abstentions and broker non-votes have no effect on the proposals being acted upon.

    The proxies named in the enclosed form of proxy or their substitutes will vote the shares represented by the enclosed form of proxy, if the proxy appears to be valid on its face, and, where a choice is specified on the form of proxy, the shares will be voted in accordance with the specification so made.

                                    GENERAL

    The cost of preparing, assembling and mailing the proxy statement and related material will be borne by SMSC. In addition to soliciting proxies by mail, SMSC may make requests for proxies by telephone, facsimile transmission or messenger or by personal solicitation by officers, directors, or employees of SMSC, at nominal cost to SMSC, or by any one or more of the foregoing means. Georgeson & Company has been retained by SMSC to assist in the solicitation of proxies, for fees anticipated to aggregate approximately $4,500, plus reasonable out-of-pocket expenses. SMSC will reimburse brokerage firms and other nominees in accordance with the New York Stock Exchange schedule of charges for the cost of forwarding proxy material to beneficial owners of SMSC stock.

                    STOCKHOLDER PROPOSALS AND OTHER MATTERS

    Stockholder proposals intended for inclusion in the proxy statement for the next annual meeting must be received by SMSC by February 1, 2000 and should be sent to the Vice President and Chief Financial Officer, Standard Microsystems Corporation, 80 Arkay Drive, Hauppauge, New York 11788. The persons named on the form of proxy to be sent in connection with the solicitation of proxies on behalf of SMSC's Board of Directors for the next annual meeting will vote in their own discretion on any matter as to which SMSC shall not have received notice by April 17, 2000.

                                          By order of the Board of Directors,

                                          /s/ David C. Fischer

                                                                       EXHIBIT A

                             1999 STOCK OPTION PLAN
                       FOR OFFICERS AND KEY EMPLOYEES OF
                       STANDARD MICROSYSTEMS CORPORATION

1. PURPOSE OF THE PLAN

    The purpose of this Plan is to provide a method whereby present and future officers and key employees of Standard Microsystems Corporation, a Delaware corporation (the "Company"), who are responsible for the management, growth and promotion of the business and who are making and can continue to make substantial contributions to the success of the business, may be encouraged to acquire capital stock ownership in the Company, thus increasing their proprietary interest in the business, providing them with greater incentive, encouraging their continuance in the service of the Company and promoting the interests of the Company and all its stockholders. Accordingly, the Company will, from time to time, on or before April 27, 2009, grant to such employees as may be selected in the manner hereinafter provided, options to purchase shares of Common Stock, $.10 par value, of the Company ("Common Stock") subject to the conditions hereinafter provided.

2. ADMINISTRATION OF THE PLAN

    (a) This Plan will be administered by a Stock Option Committee (the "Committee") consisting of not fewer than two directors of the Company, who shall be appointed and serve at the pleasure of the Board of Directors (the "Board"). All members of the Committee shall be both "Non-Employee Directors" within the meaning of paragraph (b)(3)(i) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and Treasury Regulations promulgated thereunder. The Committee shall have and may exercise all of the powers of the Board under the Plan, other than the power to appoint a director to committee membership. A majority of the Committee shall constitute a quorum, and acts of the majority of members present at any meeting at which a quorum is present shall be deemed the acts of the Committee. The Committee may also act by instrument signed by all members of the Committee.

    (b) The Committee shall have plenary authority in its discretion, subject to and consistent with the express provisions of the Plan, to direct the grant of options, to determine the number of shares and purchase price of the Common Stock covered by each option, the employees to whom and the time or times at which, options shall be granted and may be exercised; to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limitation, such rules and regulations as it shall deem advisable so that transactions involving options may qualify for exemption under such rules and regulations as the Securities and Exchange Commission may promulgate from time to time exempting transactions from Section 16(b) of the Exchange Act; to determine the terms and provisions of, and to cause the Company to enter into, agreements with employees in connection with options granted under the Plan ("Agreements"), which Agreements may vary from one another, as the Committee shall deem appropriate; to amend any such Agreement from time to time, with the consent of the optionee; and to make all other determinations the Committee may deem necessary or advisable for the administration of the Plan.

    (c) Each option granted under this Plan shall be deemed to have been granted when the determination of the Committee with respect to such option is made. Once an option has been granted, all conditions and requirements of this Plan with respect to such option shall be deemed to be conditions upon the exercise of the option but not upon the grant thereof.

    (d) Every action, decision, interpretation or determination by the Committee or the Board with respect to the application or administration of this Plan shall be final and binding upon the Company and each person holding or claiming any right or interest pursuant to any option granted under this Plan.

3. STOCK SUBJECT TO THIS PLAN

    (a) The shares to be issued upon exercise of options granted under this Plan shall be made available, at the discretion of the Board, either from the authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares of Common Stock for which options may be granted under this Plan shall not exceed 750,000. The maximum number of shares that may be subject to options granted to any one employee within one fiscal year shall be 80,000. Such aggregate numbers shall be subject to adjustment as provided in paragraph 12. If any option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares shall (unless this Plan shall have been terminated) become available for option to other employees.

    (b) In the discretion of the Board, but subject to the provisions of the Plan and Section 422 of the Code, options may, at the time of grant, be designated as incentive stock options ("ISOs") with the attendant tax benefits provided under Sections 421 and 422 of the Code. The aggregate fair market value (determined at the time an ISO is granted) of the Common Stock covered by ISOs exercisable for the first time by an employee during any calendar year (under all plans of the Company), may not exceed $100,000.

4. ELIGIBILITY OF OPTIONEES

    (a) Options may be granted only to salaried employees (including officers and directors who are such employees) of the Company. In its determination of any employee to whom an option shall be granted and the number of shares to be covered by such option, the Committee shall take into account the duties of the employee, the present and potential contributions of the employee to the success of the Company, the number of years of service remaining before the anticipated retirement of the employee, and other factors deemed relevant by the Committee in connection with accomplishing the purpose of this Plan.

    (b) An employee who has been granted an option under this Plan or otherwise may, if the Committee shall so determine, be granted one or more additional options.

5. OPTION PRICE

    (a) The purchase price per share of Common Stock under each option shall be established by the Committee, but shall not be less than the fair market value (as hereinafter defined) of a share of Common Stock on the date such option is granted.

    (b) In the case of an individual who at the time the option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the purchase price of the Common Stock covered by any ISO shall in no event be less than 110% of the fair market value of the Common Stock on the date such ISO is granted.

6. NONTRANSFERABILITY OF OPTION

    No option granted under this Plan shall be transferable by the grantee, either voluntarily or by operation of law, otherwise than by last will and testament or by laws of descent and distribution, and such option shall be exercised during the lifetime of the grantee, only by the grantee, or by his or her guardian or legal representative.

7. EXERCISE OF OPTION

    (a) Each option granted under this Plan shall by its terms expire not later than ten years from the date on which it was granted.

    (b) Unless the Committee shall fix a different schedule at the time a particular option is granted, each option granted under this Plan shall become exercisable, to the extent of one-quarter of the aggregate number of shares optioned thereby, one year after the date of grant and, cumulatively, to the extent of an additional one-quarter, at the expiration of each year thereafter, so that, four years after the date of grant, each option shall be fully exercisable, subject to the provisions set forth elsewhere in the Plan. Notwithstanding the foregoing, the Committee may declare any outstanding option immediately and fully exercisable (but in no event prior to the first anniversary of the date of grant).

    (c) A person electing to exercise an option shall give written notice to the Company of such election and of the number of shares he or she has elected to purchase; provided that no option may be exercised as to fewer than 100 shares unless it is then exercised as to all of the shares then purchasable thereunder. Such notice shall be accompanied by payment to the Company of the full purchase price in cash; provided that, unless otherwise determined by the Committee, the purchase price may be paid in whole or in part, by surrender or delivery to the Company of Common Stock of the Company having a fair market value on the date of exercise equal to the portion of the purchase price being so paid. In addition, the employee shall, upon notification of the amount due and prior to or concurrently with delivery to the employee of a certificate representing such shares, pay, in cash, any amount necessary to satisfy federal, state and local tax requirements.

    (d) No person shall have the rights of a stockholder with respect to shares covered by an option until such person becomes the holder of record of such shares.

    (e) Except as provided in paragraph 8 or paragraph 9, no option may be exercised, unless, at the time of exercise, the optionee is an employee of the Company. Options granted under the Plan shall not be affected by any change of duties or position so long as the optionee continues to be an employee of the Company.

    (f) Notwithstanding any other provision of this Plan, the Company shall not be required to issue or deliver any share of stock upon the exercise of an option prior to (a) the admission of such share to listing on any stock exchange or automated quotation system on which the Company's Common Stock may then be listed and (b) the completion of such registration or other qualification of such share under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable.

8. TERMINATION OF RELATIONSHIP TO THE COMPANY

    (a) In the event that any optionee shall cease to be an employee of the Company, other than by reason of death or permanent and total disability, any option held by such optionee may be exercised (to the extent that the optionee was entitled to exercise such option at the termination of such employment) at any time within three months after such termination, but not later than the expiration date of such option; provided, however, that any option held by an employee whose employment shall be terminated either (A) by the Company for cause (as hereinafter defined) or (B) voluntarily by the employee and without the consent of the Company (which consent shall be presumed in the case of retirement at age 65 or thereafter) shall, to the extent not theretofore exercised, forthwith terminate.

    (b) Notwithstanding the provisions of paragraph 7 specifying the installments in which an option shall be exercisable, upon an optionee's actual retirement at age 65 or thereafter, the option shall be exercisable (within the time periods set forth in paragraph 8(a)) as to all shares of Common Stock remaining subject to the option.

    (c) Any Agreement may contain such provisions as the Board shall approve with reference to the determination of the date employment terminates for purposes of the Plan and the effect of leaves of absence, which provisions may vary from one another.

    (d) Nothing in the Plan or in any Agreement shall confer upon any employee any right to continue in the employ of the Company or affect the right of the Company to terminate such employment at any time for any reason, or for no reason.

9. DEATH OR DISABILITY OF OPTIONEE

    Notwithstanding the provisions of paragraph 7 specifying installments in which an option shall be exercisable, if an optionee shall die or become permanently and totally disabled within the meaning of Section 22(e)(3) of the Code, while he or she is employed by the Company or within three months after the termination of his or her employment (other than termination by the Company for cause or voluntarily on the part of the optionee and without the consent of the Company), such option may be exercised, as to all shares of Common Stock remaining subject to the option, within the later to occur of (a) three months after the termination of the optionee's employment or (b) thirty days after the appointment of a legal representative or guardian, but in no case more than one year after termination of employment and in no case after the original expiration date of the option.

10. AMENDMENTS TO THE PLAN

    The Board may at any time terminate or from time to time modify, amend or suspend this Plan, including any amendment for the purpose of complying with or securing the benefit of any change in the Exchange Act or the Code or any regulation adopted under either; provided that no such modification without the approval of stockholders shall increase the aggregate number of shares reserved for issuance upon the exercise of options, permit the granting of options at an option price less than 100% of the fair market value of the Common Stock at the date of the grant, reduce the price of outstanding options (except pursuant to paragraph 12), extend the period during which options may be exercised or granted, or otherwise materially increase the benefits accruing to optionees under this Plan or materially modify the requirements as to eligibility of optionees under this Plan, except that any increase, reduction or change that may result from any adjustment authorized by paragraph 12 or any modification based on any revision to the Code or any regulation promulgated thereunder (to the extent permitted by the Code or the Internal Revenue Service) shall not require such approval. No suspension, termination, modification or amendment of the Plan may, without the consent of the employee to whom an option shall theretofore have been granted, adversely affect the rights of such employee under such option.

11. GRANTING OF OPTIONS

    (a) The grant of any option pursuant to the Plan shall be entirely in the discretion of the Committee, and nothing in the Plan shall be construed to confer on any officer or employee any right to receive any option under the Plan.

    (b) The grant of an option pursuant to the Plan shall not constitute an agreement or an understanding, express or implied, to employ the optionee for any specified period.

12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

    (a) The Board may at any time make such provision as it shall consider appropriate for the adjustment of the number and class of shares covered by each option, the exercise price and the number of shares as to which such option shall be exercisable, in the event of changes in the outstanding Common Stock of the Company by reason of any stock dividend, split-up, reorganization, liquidation, and the like. In the event of any such change in the outstanding Common Stock of the Company, the aggregate number of shares as to which options may be granted under the Plan shall be appropriately adjusted by the Board, whose determination shall be conclusive. No adjustment shall be made in the requirements set forth in paragraph 7 with respect to the minimum number of shares that must be purchased upon any exercise.

    (b) In the event (i) of a dissolution, liquidation, merger or consolidation of the Company or (ii) of a sale of all or substantially all of the assets of the Company or the sale of substantially all of the assets or stock of a subsidiary of which the optionee is then an employee, or (iii) a change in control (as hereinafter defined) of the Company has occurred or is about to occur, then, the Board may determine that each option under the Plan, if such event shall occur with respect to the Company, or each option granted to an employee of such subsidiary, shall become immediately and fully exercisable.

13. EFFECTIVE DATE OF THE PLAN

    Options may be granted under the Plan, subject to its authorization and adoption by the stockholders of the Company, at any time or from time to time after its adoption by the Board, but no option shall be exercised under this Plan until this Plan shall have been authorized and adopted at a meeting of stockholders of the Company. If so adopted by stockholders, this Plan shall become effective as of April 28, 1999, the date of its adoption by the Board of Directors.

14. SEVERABILITY

    In the event that any one or more provisions of the Plan or any Agreement, or any action taken pursuant to the Plan or such Agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other government, such unenforceability or invalidity shall not affect any other provision of the Plan or of such or any other Agreement, but in such particular jurisdiction and instance the Plan and the affected Agreement shall be construed as if such unenforceable or invalid provision had not been contained therein or as if the action in question had not been taken thereunder.

15. EFFECT ON PRIOR OPTION PLANS

    The adoption of the 1999 Plan shall have no effect on outstanding options granted by the Company under any other option plan.

16. CERTAIN DEFINITIONS

    (a) The terms "parent" and "subsidiary" shall have the meanings respectively, of "parent corporation" and "subsidiary corporation" as set forth in Sections 424(e) and (f) of the Code, respectively.

    (b) The term "fair market value" of a share of Common Stock shall mean, as of the date on which such fair market value is to be determined, the closing price (or the average of the latest bid and asked prices) of a share of Common Stock as reported in The Wall Street Journal (or a publication or reporting service deemed equivalent to The Wall Street Journal for such purpose by the Board or the Committee) for the over-the-counter market or any national securities exchanges and other securities markets which at the time are included in the stock price quotations of such publication. In the event that the Board or the Committee shall determine such stock price quotation is not representative of fair market value, the Board or the Committee may determine fair market value in such a manner as it shall deem appropriate under the circumstances.

    (c) The term "termination of employment for cause" or words to like effect shall mean termination by the Company of the employment of the optionee by reason of the optionee's (i) willful refusal to perform his or her obligations to the Company, (ii) willful misconduct, contrary to the interests of the Company, or (iii) commission of a serious criminal act, whether denominated a felony, misdemeanor or otherwise. In the event of any dispute whether a termination for cause has occurred, the Board may by resolution resolve such dispute and such resolution shall be final and conclusive on all parties.

    (d) The term "Company" shall include any parent or subsidiary of the Company.

    (e) The term "change in control" shall mean an event or series of events that would be required to be described as a change in control of the Company in a proxy or information statement distributed by the Company pursuant to Schedule 14A or Schedule 14C promulgated under the Exchange Act. The determination whether and when a change in control has occurred or is about to occur shall be made by vote of a majority of the Non-Employee Directors who shall have constituted the Board immediately prior to the occurrence of the event or series of events constituting such change in control.

                         PLEASE DATE, SIGN AND MAIL YOUR
                       PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                       STANDARD MICROSYSTEMS CORPORATION


                                 JULY 13, 1999




              - Please Detach and Mail in the Envelope Provided -


      PLEASE MARK YOUR
/X/   VOTES AS IN THIS
      EXAMPLE.

                                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

                          FOR              WITHHOLD
                      ALL NOMINEES         AUTHORITY
                  (except as marked to   to vote for all
                      the contrary)      nominees listed                                             FOR    AGAINST    ABSTAIN
1. ELECTION                                                 2. ADOPTION AND APPROVAL OF THE 1999
   OF                     / /                  / /             STOCK OPTION PLAN.                    / /      / /        / /
   DIRECTORS

NOMINEES: Steven J. Bilodeau, Peter F. Dicks
                                                                                                     FOR    AGAINST    ABSTAIN
INSTRUCTION:  To withhold authority to vote for any         3. SELECTION OF ARTHUR ANDERSEN LLP
individual nominee, write that nominee's name on the           AS INDEPENDENT PUBLIC ACCOUNTANTS     / /      / /        / /
space provided below.
                                                            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS
___________________________________________________         OTHERWISE PROPERLY MARKED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,
                                                            2 AND 3, AS RECOMMENDED BY THE BOARD OF DIRECTORS.

                                                            PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY.



Signature________________________________________ Signature________________________________________ Date _________________, 1999.
NOTE: (Please sign exactly as your name appears hereon. If the named holder is a corporation, partnership or other association, please sign its name and add your own name and title. When signing as attorney, executor, administrator, trustee or guardian, please also give your full title. If shares are held jointly, EACH holder should sign.)

                        STANDARD MICROSYSTEMS CORPORATION

             PROXY - ANNUAL MEETING OF STOCKHOLDERS - JULY 13, 1999


     STEVEN J. BILODEAU, PAUL RICHMAN and GEORGE W. HOUSEWEART, and each of them, each with full power of substitution, hereby are authorized to vote, by a majority of those or their substitutes present and acting at the meeting or, if only one shall be present and acting, then that one, all of the shares of Standard Microsystems Corporation that the undersigned would be entitled, if personally present, to vote at the 1999 annual meeting of stockholders, and at any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth on the reverse side hereof and in the notice of annual meeting.

     PLEASE DATE AND SIGN THIS PROXY ON THE REVERSE SIDE, AND MAIL IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

              (CONTINUED AND TO BE DATED AND SIGNED ON OTHER SIDE)